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                                                                    EXHIBIT 23.1




                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement pertaining to the Penwest Pharmaceuticals Co. 1997 Employee Stock Purchase Plan (Form S-8), the Registration Statement pertaining to the Penwest Pharmaceuticals Co. 1997 Equity Incentive Plan (Form S-8), the Registration Statement pertaining to the Penwest Savings and Stock Ownership Plan (Form S-8), and the Registration Statement pertaining to the Penwest Pharmaceuticals Co. 1998 Spinoff Option Plan (Form S-8) of our report dated June 5, 1998, with respect to the consolidated financial statements and schedule of Penwest Pharmaceuticals Co. included in its Annual Report (Form 10) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.




                                        /s/ Ernst & Young LLP
                                        ----------------------------
                                        ERNST & YOUNG LLP

Stamford, Connecticut
October 29, 1998